PROMISSORY NOTE - Extension and now on Demand

$95.000 US	July 18, 2013

FOR GOOD AND VALUABLE CONSIDIRATION, the receipt and sufficiency of which is hereby acknowledged previously in June 2013, Crown Alliance Capital Limited hereby promises to pay to the order of Lorraine Fusco (HOLDER) the sum of Ninety Five Thousand US on demand. This Note shall bear interest at the rate of FOURTEEN (14%) per annum. All principal and interest due hereunder shall be paid on demand.

Signed at Vaughan this 18th Day of July, 2013.

/s/ Witness	/s/ Lorraine Fusco